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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 30, 2009 (December 28, 2009 as to Note 21), relating to the consolidated financial statements and financial statement schedule of Maui Land & Pineapple Company, Inc. and subsidiaries (which report expresses an unqualified opinion and includes explanatory paragraphs relating to changes in accounting for assessing the continuing investment requirements for sales of condominiums, uncertainties in income taxes, and pension and postretirement benefits and to a going concern uncertainty that arose subsequent to December 31, 2008), and the effectiveness of Maui Land & Pineapple Company, Inc. and subsidiaries' internal control over financial reporting for the year ended December 31, 2008 appearing in the Current Report on Form 8-K filed on December 28, 2009 of Maui Land & Pineapple Company, Inc., and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Honolulu, Hawaii
December 28, 2009

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  EXHIBIT 23.2